UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2008

UTEK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	814-00203	59-3603677
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 754-4330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously announced, on June 10, 2008, UTEK Corporation entered into a Stock Purchase Agreement with Innovaro Limited, a company incorporated in the United Kingdom and Wales, pursuant to which UTEK agreed to issue 345,857 shares of its unregistered common stock, valued at $3,693,750 as of such date, to Innovaro Limited in consideration for 100% of the issued and outstanding shares of Innovaro Limited.

On July 3, 2008, pursuant to the Stock Purchase Agreement, UTEK purchased 100% of Innovaro Limited. Pursuant to the Stock Purchase Agreement, UTEK delivered 345,857 of the UTEK shares to Innovaro Limited. Further payments will be made subject to Innovaro attaining revenue milestones during months 12, 24 and 36 following the close of the transaction. The remaining 345,857 UTEK shares will be held in escrow and paid based on the achievement of the revenue milestones. The stock purchase agreement restricts sales of the initial consideration shares for 12 months following closing of the transaction. The initial shares and the remaining shares will be eligible to be sold pursuant to Rule 144 under the Securities Act of 1933. The issuance of the UTEK stock upon closing will be exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable

Exhibit No.	Description
10.1	Amended and Restated Stock Purchase Agreement, dated June 10, 2008, by and between Innovaro Limited., and UTEK Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTEK CORPORATION

Date: April 7, 2008	By:	/s/ Carole R. Wright
	Name:	Carole R. Wright
	Title:	Chief Financial Officer